As filed with the Securities and Exchange Commission on March 11, 2013
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REACHLOCAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-0498783 (I.R.S. Employer Identification Number)

21700 Oxnard Street, Suite 1600
Woodland Hills, California 91367
(Address of Principal Executive Offices including Zip Code)

ReachLocal, Inc. Amended and Restated 2008 Stock Incentive Plan
(Full Title of the Plan)

Adam F. Wergeles, Esq. ReachLocal, Inc. 21700 Oxnard Street, Suite 1600 Woodland Hills, California 91367 (818) 274-0260	Copy To: Christopher L. Kaufman, Esq. Bradley A. Helms, Esq. Latham & Watkins LLP 355 South Grand Avenue Los Angeles, California 90071-1560 (213) 485-1234

 (Name and Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  Check one:
Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 Par Value	1,266,925 (2)	$13.40 (3)	$16,970,460	$2,314.77

(1)
In the event of a stock split, stock dividend or similar transaction involving the Registrant’s common stock, $0.00001 par value per share (“Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) .

(2)	Represents 1,266,925 additional shares of Common Stock issuable pursuant to the ReachLocal, Inc. Amended and Restated 2008 Stock Incentive Plan (the “2008 Plan”).

(3)
This estimate is made pursuant to Rule 457(c) and 457(h) of the Securities Act for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $13.40, which is the average of the high and low prices for the Registrant’s Common Stock as reported on The Nasdaq Global Market on February March 6, 2013.

EXPLANATORY NOTE

This registration statement is filed by ReachLocal, Inc. (the “Registrant,” “we” or “us”). On January 1, 2013, pursuant to Section 3.1(a) of the 2008 Plan, the number of shares of Common Stock issuable pursuant to the Registrant’s 2008 Plan was automatically increased. This registration statement registers those 1,266,925 additional shares of Common Stock. Accordingly, the contents of our previous registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2010 (File No. 333-166971), February 18, 2011 (File No. 333-172321), and March 15, 2012 (File No. 333-180135) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this registration statement, and later information filed with the Commission will update and supersede this information.  We hereby incorporate by reference into this registration statement the following documents previously filed with the Commission:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (File No. 001-34749) , which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)
The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A ( File No. 001-34749), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 19, 2010, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment stating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be a part of this registration statement.  Information contained in a Current Report on Form 8-K furnished to the Commission will not be incorporated by reference into this registration statement.

Item 8.	Exhibits

See Index to Exhibits immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 11th day of March, 2013.

REACHLOCAL, INC.

By:	/s/ Zorik Gordon
Zorik Gordon
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Zorik Gordon and Ross G. Landsbaum, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Zorik Gordon	Chief Executive Officer, Director (Principal Executive Officer)	March 11, 2013
Zorik Gordon

/s/ Ross G. Landsbaum	Chief Financial Officer (Principal Financial Officer)	March 11, 2013
Ross G. Landsbaum

/s/ David Day	Senior Vice President, Corporate Controller and	March 11, 2013
David Day	Chief Accounting Officer (Principal Accounting Officer)

/s/ Nathan Hanks	President, Director	March 11, 2013
Nathan Hanks

/s/ David Carlick	Director	March 11, 2013
David Carlick

/s/ Robert Dykes	Director	March 11, 2013
Robert Dykes

/s/ James Geiger	Director	March 11, 2013
James Geiger

/s/ Habib Kairouz	Director	March 11, 2013
Habib Kairouz

/s/ Alan Salzman	Director	March 11, 2013
Alan Salzman

INDEX TO EXHIBITS

Exhibit No.	Description of Document
4.01
Amended and Restated Certificate of Incorporation of ReachLocal, Inc., dated May 19, 2010 (incorporated by reference to Exhibit 3.01 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 001-34749) filed with the SEC on March 28, 2011)

4.02
Amended and Restated Bylaws of ReachLocal, Inc. (incorporated by reference to Exhibit 3.02 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 001-34749) filed with the SEC on March 28, 2011)

4.03
Form of ReachLocal, Inc. Common Stock Certificate (incorporated by reference to Exhibit 4.01 of the Company’s Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-163905) filed with the SEC on April 27, 2010)

4.04
Second Amended and Restated Investors’ Rights Agreement, by and among ReachLocal, Inc., the Investors listed on Exhibit A, Exhibit B, Exhibit C and Exhibit D thereto, and the Founders listed on Exhibit E thereto, dated as of September 17, 2007 and as amended as of July 1, 2008, May 14, 2009, and May 18, 2009 (incorporated by reference to Exhibit 4.02 of the Company’s Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-163905) filed with the SEC on February 2, 2010)

4.05
Amended and Restated ReachLocal, Inc. 2008 Stock Incentive Plan (incorporated by reference to Exhibit 10.34 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 001-34749) filed with the SEC on March 28, 2011)

5.01	Form of Opinion of Latham & Watkins LLP

23.01	Consent of Latham & Watkins LLP (included in Exhibit 5.01)

23.02	Consent of Independent Registered Public Accounting Firm

24.01	Power of Attorney (included in the signature page to this registration statement)